UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

WM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39021	98-1605615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
(844) 933-3627
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	MAPS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MAPSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed on the Company’s Current Report on Form 8-K filed on July 20, 2023, Mary Hoitt was appointed as interim Chief Financial Officer (“CFO”) of WM Technology, Inc. (the “Company”) pursuant to an executive services agreement (the “Executive Services Agreement”), dated July 16, 2023, entered into by and between the Company and SeatonHill Partners, LP (“SeatonHill”) a leading national CFO services firm that also offers project based financial leadership.
On February 26, 2024, SeatonHill informed the Company that it was removing Ms. Hoitt as the CFO Partner (as defined in the Executive Services Agreement) under the Executive Services Agreement and replacing her with Susan Echard, a partner at SeatonHill, effective immediately.
On March 01, 2024, the Board of Directors of the Company appointed Susan Echard, age 59, as interim CFO, to replace Ms. Hoitt, effective as of February 26, 2024, until a permanent CFO is identified. In such role, Ms. Echard will serve as the Company’s interim principal financial officer and principal accounting officer.
Ms. Echard has served as a partner at SeatonHill since February 2021. While serving as a partner at SeatonHill, Ms. Echard served from June 2021 to June 2023 as CFO for Direct Digital Holdings, an online solutions provider in digital marketing & advertising. Prior to that, from April 2019 to February 2021, Ms. Echard served as CFO for Trinity Capital Investment, a venture debt and equipment financing provider to growth-stage companies, and, in such capacity, was responsible for all aspects of the firm’s financial matters, investor relations, legal and human resource management. Prior to joining Trinity, Ms. Echard served as the Chief Financial Officer at CUBEX LLC, a medical, dental and veterinary inventory management company, from January 2017 to February 2019. Ms. Echard is an accomplished executive with over 35 years’ experience, both domestic and international, within Big Four and CFO roles. Ms. Echard has a Bachelor of Business Administration degree in accounting from the University of Michigan-Flint.
Ms. Echard was appointed as interim CFO pursuant to the Executive Services Agreement. As previously disclosed on a Current Report on Form 8-K, dated July 20, 2023, under the Executive Services Agreement, the Company will pay SeatonHill a retainer of $60,000 a month, or at the option of the Company, $3,000 per day. In addition, the Company will directly pay or reimburse SeatonHill for reasonable expenses incurred by Ms. Echard in connection with her service to the Company. The Agreement also requires the Company to indemnify Ms. Echard and SeatonHill in connection with the performance of services for the Company. The Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.
The foregoing description of the Executive Services Agreement is qualified in its entirety by reference to the full text of the Executive Services Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023, filed by the Company on August 9, 2023.
Other than as disclosed herein, there are no arrangements or understandings between Ms. Echard and any other person pursuant to which Ms. Echard was selected as an officer of the Company, and Ms. Echard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Echard does not have any family relationship with any director or executive officer of the Company.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2024

WM TECHNOLOGY, INC.

	By:	/s/ Douglas Francis
Douglas Francis
Executive Chair